ITEM 77: Attachments
77C:  Submission of matters to a vote of security
holders
On February 17, 2005 a Special Meeting of
Shareholders of Constellation Funds (the Trust)
was held in connection with the sale of assets of
Constellation Investment Management Company L.P.,
(the Trusts investment advisor and administrator)
to Touchstone Advisors, Inc.  The Trusts
shareholders voted upon the following matters
relating to the reorganization:
1.	Election of new Trustees of the Trust.
Shareholders elected Phillip R. Cox, Donald C.
Siekmann, Robert E. Stautberg and Jill T.
McGruder to the Trusts Board.  These Trustees
constitute the entire Board of Trustees for
the Trust.
2.	To approve a new investment advisory agreement
between the Trust on behalf of the Funds and
Touchstone Advisors, Inc. and/or
3.	To approve a new sub-advisory agreement for
the Funds.

In addition, shareholders of the International
Equity Fund and the Small Cap Value Opportunities
Fund voted to approve new sub-advisors for those
Funds.  Shareholders approved all proposals
submitted to them for a vote.  The number of
affirmative and negative votes case with respect to
each matter is as follows:
1.	To elect Trustees of the Trust.


	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Phillip R. Cox
Affirmative	143,356,373.298	74.476%	99.235%
Withhold	1,105,359.459	0.574%	0.765%
 	144,461,732.757	75.050%	100.000%

Donald C. Siekmann
Affirmative	 143,302,938.298 	74.448%	99.198%
Withhold	 1,158,794.459 	0.602%	0.802%
	 144,461,732.757 	75.050%	100.000%

Robert E. Stautberg
Affirmative	 143,295,619.298 	74.445%	99.193%
Withhold	 1,166,113.459 	0.605%
	0.807%
	 144,461,732.757	75.050%	100.000%

Jill T. McGruder
Affirmative	 143,301,942.334	74.448%	99.197%
Withhold	 1,159,790.423 	0.602%	0.803%
	 144,461,732.757	75.050%	100.000%
TOTAL	 144,461,732.757 	75.050%	100.000%
2(a) To approve a new investment advisory between
the Trust, on behalf of the Fund and Touchstone
Advisors, Inc. and/or
2(b) To approve a new investment sub-advisory
agreement for the Fund.
     	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation Clover Core Value Fund
2(a)  Advisory Agreement

Affirmative	 3,327,146.689	40.068%	55.578%
Against	      70,735.983	   0.852%	  1.182%
Abstain	      93,314.239 	   1.124%	  1.559%
Broker Non-Votes	 2,495,215.000 	 30.050%
	41.681%

TOTAL	 5,986,411.911 	72.094%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 3,335,284.656	40.166%	55.714%
Against	 73,984.828 	0.891%	1.236%
Abstain	 81,927.427 	0.987%	1.369%
Broker Non-Votes	 2,495,215.000	30.050%
	41.681%

TOTAL	 5,986,411.911 	72.094%	100.000%

         Constellation Clover Small Cap
Value Fund
2(a)  Advisory Agreement
Affirmative	 5,499,167.212 	39.943%	72.299%
Against	   166,214.623 	  1.208%	  2.185%
Abstain 	   152,543.427	  1.108%	  2.006%
Broker Non-Votes 	1,788,256.000	       12.989%
	23.510%

TOTAL 	7,606,181.262	55.248%	100.000%

2(b)  Sub-Advisory Agreement
Affirmative 	   5,483,337.203	 39.828%
	72.091%
Against 	      174,390.632	   1.267%	  2.292%
Abstain 	  160,197.427	   1.164%	  2.107%
Broker Non-Votes	1,788,256.000	12.989%
	23.510%

TOTAL                             7,606,181.262
	55.248%	100.000%


	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
         Constellation Clover Core Fixed Income
Fund
2(a)  Advisory Agreement

Affirmative	 1,656,445.634 	62.111%	88.679%
Against	 19,661.955	0.737%	1.052%
Abstain	 15,644.289	0.587%	0.838%
Broker Non-Votes	 176,170.000	6.606%
	9.431%

TOTAL	 1,867,921.878	70.041%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 1,656,650.693	62.119%	88.690%
Against	 20,923.896	0.784%	1.120%
Abstain	 14,177.289	0.532%	0.759%
Broker Non-Votes	 176,170.000 	6.606%
	9.431%

TOTAL	 1,867,921.878	70.041%	100.000%

Constellation Chartwell Ultra Short Duration Fixed
Income Fund
2(a)  Advisory Agreement
Affirmative	 9,459,567.547	34.320%	67.452%
Against	 365,107.948 	1.325%	2.603%
Abstain	 397,728.376 	1.443%	2.836%
Broker Non-Votes	 3,801,806.000 	13.793%
	27.109%

TOTAL	 14,024,209.871	50.881%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 9,059,884.528 	32.870%	64.602%
Against	 379,217.948 	1.376%	2.704%
Abstain	 783,301.395 	2.842%	5.585%
Broker Non-Votes	 3,801,806.000 	13.793%
	27.109%

TOTAL	 14,024,209.871 	50.881%	100.000%





                                      Number of
		% of Outstanding		% of Shares
	Shares		Shares		Voted

Constellation Chartwell Short Duration Fixed Income
Fund
2(a)  Advisory Agreement

Affirmative	 3,638,727.869 	33.280%	80.460%
Against	 146,055.308 	1.336%	3.230%
Abstain	 167,636.492 	1.533%	3.706%
Broker Non-Votes	 569,964.000 	5.213%
	12.604%

TOTAL	 4,522,383.669 	41.362%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 3,604,019.869	32.963%	79.693%
Against	 160,109.308 	1.464%	3.540%
Abstain	 188,290.492 	1.722%	4.164%
Broker Non-Votes	 569,964.000 	5.213%
	12.603%

TOTAL	 4,522,383.669 	41.362%	100.000%

Constellation HLAM Large Cap Quality Stock Fund
2(a)  Advisory Agreement

Affirmative	 312,383.778 	39.938%	42.607%
Against	 7,584.000 	0.969%	1.034%
Abstain	 6,358.000 	0.813%	0.868%
Broker Non-Votes	 406,855.000 	52.016%
	55.491%

TOTAL	 733,180.778 	93.736%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 312,013.778 		39.891%
	42.556%
Against	 7,350.000 	0.939%	1.003%
Abstain	 6,962.000	0.890%	0.949%
Broker Non-Votes	 406,855.000	52.016%
	55.492%

TOTAL	 733,180.778 	93.736%	100.000%





                                      Number of
		% of Outstanding		% of Shares
	Shares		Shares		Voted
Constellation Pitcairn Diversified Value Fund
2(a)  Advisory Agreement

Affirmative	 12,648,918.550 	95.504%	99.033%
Against	 471.000 	0.003%	0.004%
Abstain	 1,398.000 	0.011%	0.011%
Broker Non-Votes	 121,662.000 	0.918%
	0.952%

TOTAL	 12,772,449.550 	96.436%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 12,648,918.550 	95.504%	99.033%
Against	 471.000 	0.003%	0.004%
Abstain	 1,398.000 	0.011%	0.011%
Broker Non-Votes	 121,662.000 	0.918%
	0.952%

TOTAL	 12,772,449.550 	96.436%	100.000%

         Constellation Pitcairn Select
Value Fund
2(a)  Advisory Agreement

Affirmative	 5,127,175.447 	92.387%	99.355%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 33,299.000 	0.600%
	0.645%

TOTAL	 5,160,474.447 	92.987%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 5,127,175.447 	92.387%	99.355%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 33,299.000 	0.600%
	0.645%

TOTAL	 5,160,474.447 	92.987%	100.000%






	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation Pitcairn Diversified Growth Fund
2(a)  Advisory Agreement

Affirmative	 18,992,159.739 	95.479%	99.976%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 4,536.000 	0.023%	0.024%

TOTAL	 18,996,695.739 	95.502%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 18,992,159.739 	95.479%	99.976%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 4,536.000 	0.023%	0.024%

TOTAL	 18,996,695.739 	95.502%	100.000%

			Constellation Pitcairn Small Cap
Fund

2(a)  Advisory Agreement

Affirmative	 5,562,034.151 	96.354%	99.308%
Against	 510.000 	0.009%	0.009%
Abstain	 397.000 	0.007%	0.007%
Broker Non-Votes	 37,844.000 	0.655%
	0.676%

TOTAL	 5,600,785.151 	97.025%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 5,562,034.151 	96.354%	99.308%
Against	 510.000 	0.009%	0.009%
Abstain	 397.000 	0.007%	0.007%
Broker Non-Votes	 37,844.000 	0.655%
	0.676%

TOTAL	 5,600,785.151 	97.025%	100.000%





	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation Pitcairn Family Heritage Fund
2(a)  Advisory Agreement

Affirmative	 7,936,572.783 	94.385%	98.386%

Against	 403.910 	0.005%	0.005%

Abstain	 0.000 	0.000%	0.000%

Broker Non-Votes	 129,759.000 	1.543%
	1.609%

TOTAL	 8,066,735.693	95.933%	100.000%


2(b)  Sub-Advisory Agreement

Affirmative	 7,936,572.783 	94.385%	98.386%

Against	 403.910 	0.005%	0.005%

Abstain	 0.000 	0.000%	0.000%

Broker Non-Votes	 129,759.000 	1.543%
	1.609%

TOTAL	 8,066,735.693	95.933%	100.000%


				 Constellation Pitcairn
Taxable Bond Fund

2(a)  Advisory Agreement

Affirmative	 3,366,212.083 	73.584%	99.993%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 240.000 	0.005%	0.007%

TOTAL	 3,366,452.083 	73.589%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 3,366,212.083 	73.584%	99.993%
Against	 0.000	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 240.000 	0.005%	0.007%

TOTAL	 3,366,452.083 	73.589%	100.000%






	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation Pitcairn Tax-Exempt Bond Fund
2(a)  Advisory Agreement

Affirmative	 9,939,108.008 	95.373%	99.988%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 1,170.000 	0.011%	0.012%

TOTAL	 9,940,278.008 	95.384%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 9,939,108.008 	95.373%	99.988%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 1,170.000 	0.011%	0.012%

TOTAL	 9,940,278.008	95.384%	100.000%

Constellation Sands Capital Select Growth Fund
2(a)  Advisory Agreement

Affirmative	 16,923,484.183 	46.349%	62.147%
Against	 107,972.276 	0.296%	0.396%
Abstain	 136,351.000 	0.373%	0.501%
Broker Non-Votes	 10,063,760.000 	27.562%
	36.956%

TOTAL	 27,231,567.459 	74.580%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 16,892,894.183	46.265%	62.034%
Against	 104,857.276	0.287%	0.385%
Abstain	 170,056.000 	0.466%	0.625%
Broker Non-Votes	 10,063,760.000 	27.562%
	36.956%

TOTAL	 27,231,567.459	74.580%	100.000%





	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation TIP Mid Cap Fund
2(a)  Advisory Agreement

Affirmative	 29,501.482 	53.829%	99.977%
Against	 6.707 	0.012%	0.023%
Abstain	 0.000 	0.000%	0.001%

TOTAL	 29,508.189 	53.841%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 29,501.482 	53.829%	99.977%
Against	 6.707 	0.012%	0.023%
Abstain	 0.000 	0.000%	0.000%

TOTAL	 29,508.189	53.841%	100.000%

Constellation TIP Healthcare & Biotechnology Fund
2(a)  Advisory Agreement

Affirmative	 1,074,424.404 	27.616%	57.784%
Against	 74,418.477 	1.913%	4.003%
Abstain	 39,815.490 	1.023%	2.141%
Broker Non-Votes	 670,712.000 	17.240%
	36.072%

TOTAL	 1,859,370.371 	47.792%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 1,069,648.616 	27.494%	57.527%
Against	 74,613.265 	1.917%	4.013%
Abstain	 44,396.490 	1.141%	2.388%
Broker Non-Votes	 670,712.000 	17.240%
	36.072%

TOTAL	 1,859,370.371 	47.792%	100.000%









	Number of 		% of Outstanding		% of
Shares
	Shares		Shares		Voted
Constellation International Equity Fund
2(a)  Advisory Agreement

Affirmative	 13,351,746.184 	92.468%	99.940%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 7,976.000 	0.055%	0.060%

TOTAL	 13,359,722.184	92.523%	100.000%

2(b)  Sub-Advisory Agreement

Affirmative	 13,351,746.184 	92.468%	99.940%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 7,976.000 	0.055%	0.060%

TOTAL	 13,359,722.184 	92.523%	100.000%

Constellation Small Cap Value Opportunities Fund
2(a)  Advisory Agreement

Affirmative	 1,946,119.509 	34.476%	59.297%
Against	 69,304.282 	1.228%	2.112%
Abstain	 67,259.695 	1.192%	2.049%
Broker Non-Votes	 1,199,309.000 	21.246%
	36.542%

TOTAL	 3,281,992.486 	58.142%	100.000%

Constellation Strategic Value and High Income Fund
2(a)  Advisory Agreement
Affirmative	 42,689.028 	66.358%	77.039%
Against	 0.000 	0.000%	0.000%
Abstain	 0.000 	0.000%	0.000%
Broker Non-Votes	 12,723.000 	19.777%
	22.961%

TOTAL	 55,412.028 	86.135%	100.000%




3.  To approve a new sub-advisory agreement between
Touchstone Advisors, Inc. and Turner Investment
Partners, Inc.
Constellation Small Cap Value Opportunities Fund
Affirmative	 1,939,094.760	34.352%	59.083%

Against	 74,513.031 	1.320%	2.270%

Abstain	 69,075.695 	1.224%	2.105%

Broker Non-Votes	 1,199,309.000 	21.246%
	36.542%

TOTAL	 3,281,992.486 	58.142%	100.000%


4.	To approve a new sub-advisory agreement between
Touchstone Advisors, Inc. and

   Diamond Hill Capital Management, Inc.


Constellation Small Cap Value Opportunities Fund
Affirmative	 1,920,813.905 	34.028%	58.526%
			Against	 92,781.282
	1.644%		2.827%
Abstain	 69,088.299 	1.224%	2.105%

Broker Non-Votes	 1,199,309.000 	21.246%
	36.542%

TOTAL	 3,281,992.486	58.142%	100.000%


Additional information concerning the above matters is contained in the Trusts Proxy Statement dated
January 2, 2006.